UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2024
Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (858) 888-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On May 8, 2024, Bionano Genomics, Inc. (the “Company”) issued a press release reporting its financial results for the first quarter ended March 31, 2024.  The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2. of Form 8-K, the information contained or incorporated into this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On March 5, 2024, the Company filed a Current Report on Form 8-K (the “Original Report”) disclosing a corporate reorganization plan (the “Plan”), including a reduction in force (the “Reduction”) intended to decrease expenses and maintain a streamlined organization to support key programs that are expected to drive long-term growth. At the time of filing the Original Report, the Company was unable to make a good faith determination of the cost estimates, or ranges of cost estimates, associated with the activities under the Plan. The Company has now determined that the Reduction is expected to result in total restructuring charges of approximately $4.6 million, including $3.9 million, comprised primarily of severance payments and wages for the 60-day notice period in accordance with the California Worker Adjustment and Retraining Notification (WARN) Act and $0.2 million in connection with lease terminations. Of the total charges, substantially all charges are expected to be future cash expenditures. The Company expects the Reduction will be substantially completed by June 30, 2024. The information in this Item 2.05 of this Current Report on Form 8-K amends and supplements the Company’s disclosure contained in Item 2.05 of the Original Report. The Original Report otherwise remains unchanged.
The estimates of the charges that the Company expects to incur in connection with the Reduction, and the timing thereof, are subject to a number of assumptions and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Reduction.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Words such as “believe,” “can,” “could,” “may” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances and the negatives thereof) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, statements regarding the anticipated charges and cost savings in connection with the Reduction, the timing and process for completion of the Reduction and the Company’s ability to decrease expenses, maintain a streamlined organization to support key clinical programs, and drive long-term growth.
Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of adverse geopolitical and macroeconomic events, such as recent and future bank failures, the ongoing Ukraine-Russia conflict, related sanctions and any global pandemics, on our business and the global economy; challenges inherent in developing, manufacturing and commercializing products; our ability to further deploy new products and applications and expand the markets for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; and including the risks and uncertainties described in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We are under no duty to update any of these forward-looking statements after the date they are made to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date the statements are made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued May 8, 2024, reporting financial results for the first quarter ended March 31, 2024
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: May 8, 2024	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)